SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 25, 2004

Date of Report (Date of Earliest Event Reported)

GreenPoint Mortgage Securities Inc.

(as Sponsor of the GreenPoint Mortgage-Backed Pass- Through Certificates,

Series 2003-1, issued under a Pooling and Servicing Agreement, dated as of August 1, 2003)

GREENPOINT MORTGAGE SECURITIES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-79833	68-0397342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Wood Hollow Drive, Doorstop 32210, Novato, CA 94945

(Address of Principal Executive Offices)

(800) 462-2700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events

GreenPoint Mortgage Securities Inc. (the “Company”) has previously registered the offer and sale of the GreenPoint Mortgage-Backed Pass-Through Certificates, Series 2003-1 (“Series 2003-1 Certificates”).

The following exhibit which relates specifically to the Series 2003-1 Certificates is included with this Current Report:

Item 7(c).	Exhibits

	10.1	Monthly Payment Date Statement distributed to holders of Series 2003-1 Certificates dated February 25, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 5, 2004

GREENPOINT MORTGAGE SECURITIES INC.

By:	/s/ David Petrini
David Petrini
Treasurer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number		Page Number
10.1	Monthly Payment Date Statement distributed to holders of Series 2003-1 Certificates dated February 25, 2004	5